UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	June 13, 2018

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended tramsition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 12, 2018, the Compensation & Leadership Development Committee of the Board of Directors of The Procter & Gamble Company (the "Company") approved the amendment and restatement of the Summary of the Company's Short Term Achievement Reward Program ("STAR"), effective July 1, 2018. STAR is the Company's annual cash bonus program. Among other things, STAR was modified to expand the potential ranges for both the Company Factor and the Business Unit Factor to 0% - 200% from 70% - 130% and 50% - 150%, respectively; move from a multiplicative model for the Company Factor and the Business Unit Factor to an additive model for the two factors; and change from an equal weighting of the Company Factor and the Business Unit Factor in determining awards to a 30% / 70% weighting of the Company Factor and the Business Unit Factor, respectively. These modifications are designed to better align individual employee bonus awards with the results they deliver.

The foregoing description of the modifications to STAR does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amended and restated Summary of the Company's Short Term Achievement Reward Program. A copy of the amended and restated Summary of the Company's Short Term Achievement Reward Program is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Summary of the Company's Short Term Achievement Reward Program, as amended and restated effective as of July 1, 2018

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:  /s/ Sandra T. Lane
                Sandra T. Lane
              Assistant Secretary
              June 13, 2018

INDEX TO EXHIBIT(S)

Exhibit Number	Description
10.1	Summary of the Company's Short Term Achievement Reward Program, as amended and restated effective as of July 1, 2018